NEWS RELEASE for July 26, 2012 at 8:00AM Eastern Time

Contacts:	Kerry McAnistan
Investor Relations Assistant
Palomar Medical Technologies, Inc.
781-993-2411
ir@palomarmedical.com

PALOMAR MEDICAL REPORTS FINANCIAL RESULTS FOR SECOND QUARTER 2012

BURLINGTON, MA (July 26, 2012)…Palomar Medical Technologies, Inc. (NASDAQ: PMTI), a global leader in laser and other light-based systems for aesthetic treatments, today announced financial results for the second quarter ended June 30, 2012.

Second Quarter 2012 Year-Over-Year Financial Highlights Include:

•	Total revenues of $19.7 million, up 21%
•	Professional product revenues of $13.0 million, up 30%
•	Professional product revenues gross margin remained consistent at 61%
•	Consumer product revenues of $0.9 million. No consumer revenues were recognized in the second quarter last year.
•	Consumer product revenues gross margin of 14%
•	Loss before taxes of $1.5 million compared to 2011 loss before taxes of $3.9 million
•	Net loss of $1.5 million or $0.08 per share compared to 2011 net loss of $4.0 million or $0.21 per share
•	Cash and investments portfolio of $99 million

Chief Executive Officer Joseph P. Caruso commented, “We are very pleased with the continued growth of our professional business as we expand our product portfolio and make key investments in our distribution network. This quarter was the eleventh consecutive quarter of product revenue growth year-over-year.   Our professional aesthetic business is close to reaching profitability.”

Mr. Caruso continued, “We continue to upgrade our existing customers with our premium flagship platform, the Palomar Icon™ Aesthetic System, in North America and other strategic parts of the world where we have registration.  The Icon system is also opening new doors and expanding our installed base.  We are still in the regulatory registration process for many countries and will continue to sell the popular StarLux 500® system until we have registrations in all areas around the world. The Icon platform is the next generation of aesthetic system with melanin detection technology, high peak powers, state of the art cooling, built-in calibration, and an intuitive user interface to provide fast treatments with excellent outcomes and superior user experience.”

Mr. Caruso added, “In June, we expanded our professional product line with the first shipments of the Vectus system.  Vectus is a high powered diode laser hair removal system.  It is the most powerful diode-based laser system of its kind, with both a large area and a small area tip for full body and small area treatments.  The intuitive user interface software and speed make it a natural addition or replacement for any aesthetic hair removal practice.  It also comes standard with the Skintel Melanin Optical Density reader that helps the physician deliver the most consistent treatment parameters with the most predictable results.  During the quarter, we also began shipping our low price non-ablative fractional laser named the Emerge™ Fractional Laser. We have leveraged many of our consumer products technologies and manufacturing processes to substantially reduce cost and enable us to offer this entry level professional system at a very attractive price.  We believe this attractive price point will expand our customer base and allow us to cross sell our full line of professional laser and light-based aesthetic systems. Physician feedback for both has been very positive.”

Mr. Caruso continued, “As we continue to advance our consumer product strategy through the PaloVia® Skin Renewing Laser®, we are gaining valuable knowledge of the market and collecting feedback from the retail channel and our consumers.  Although this new category of light-based aesthetic products is not profitable in the short-term, it is providing us with access to a base of consumers that has never been exposed to our professional products or technology.”

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Professional and consumer segment results for the three months ended June 30, 2012 and 2011 are as follows:

	For the three months ended June 30,
(in thousands)	2012			2011
	Professional	Consumer	Total	Professional	Consumer	Total

Revenues	$18,770	$900	$19,670	$16,265	$-	$16,265
Cost of revenues and royalties	7,310	776	8,086	6,334	14	6,348
Gross profit (loss)	11,460	124	11,584	9,931	(14)	9,917
Operating expenses	11,802	1,051	12,853	13,050	928	13,978
Loss from operations	$(342)	$(927)	$(1,269)	$(3,119)	$(942)	$(4,061)

Conference Call: As previously announced, Palomar will conduct a conference call and webcast today at 11:30 AM Eastern Time. Management will discuss financial results and strategic matters. If you would like to participate, please call (866) 318-8613 or listen to the webcast in the About Palomar/Investors section of the Company’s website at palomarmedical.com. A webcast replay will also be available.

About Palomar Medical Technologies, Inc.: Palomar designs, produces and sells the most advanced cosmetic lasers and intense pulsed light (IPL) systems to dramatically improve the appearance of women’s and men’s skin.  For over 15 years, Palomar has pioneered the science of using lasers and light to improve appearances. As the industry’s technology leader, Palomar has invested in creating cosmetic laser and IPL systems that put real value in the hands of physicians and other professionals to benefit consumers.  Thousands of physicians worldwide trust and depend on Palomar technology to not only introduce new aesthetic treatments such as advanced laser hair removal, laser liposuction, skin resurfacing, acne, laser treatments for scars, wrinkle treatment, stretch marks (striae), and photofacials for pigmented and vascular lesions, but to also make them robust, faster, more powerful, and more comfortable for those being treated.  In June 2009, Palomar became the first company to receive a 510(k) over-the-counter (“OTC”) clearance from the FDA for a new, patented, home-use, laser device for the treatment of fine lines and wrinkles around the eyes (periorbital wrinkles). This OTC clearance allows the PaloVia® Skin Renewing Laser® to be marketed and sold directly to consumers without a prescription.

For more information on Palomar and its products, visit Palomar’s website at palomarmedical.com for professional products or palovia.com for consumer products. To continue receiving the most up-to-date information and latest news on Palomar as it happens, sign up to receive automatic e-mail alerts by going to the About Palomar/Investors section of the website.

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With the exception of the historical information contained in this release, the matters described herein contain forward-looking statements, including, but not limited to, statements relating to new markets, future royalty amounts due from third parties, development and introduction of new products, and financial and operating projections. These forward-looking statements are neither promises nor guarantees, but involve risk and uncertainties that may individually or mutually impact the matters herein, and cause actual results, events and performance to differ materially from such forward-looking statements. These risk factors include, but are not limited to, results of future operations, difficulties or delays in developing or introducing new products and keeping them on the market, the results of future research, lack of product demand and market acceptance for current and future products, adverse events, product changes, the effect of economic conditions, challenges in managing joint ventures and research with third parties, the impact of competitive products and pricing, governmental regulations with respect to medical devices, including whether FDA clearance will be obtained for future products and additional applications, the results of litigation, difficulties in collecting royalties, potential infringement of third-party intellectual property rights, factors affecting the Company's future income and resulting ability to utilize its NOLs, and/or other factors, which are detailed from time to time in the Company's SEC reports, including the report on Form 10-K for the year ended December 31, 2011 and the Company's quarterly reports on Form 10-Q. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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Palomar Financial Summary:

Consolidated Statements of Operations (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Revenues:
Professional product revenues	$13,030,019	$10,053,867	$24,927,193	$20,600,515
Consumer product revenues	900,409	-	1,879,177	-
Service revenues	3,545,564	3,907,312	7,315,807	7,742,499
Royalty revenues	1,527,203	1,748,510	3,325,265	4,966,849
Other revenues	666,664	555,556	1,222,220	1,111,112
Total revenues	19,669,859	16,265,245	38,669,662	34,420,975

Costs and expenses:
Cost of professional product revenues	5,045,188	3,970,251	9,946,286	8,273,817
Cost of consumer product revenues	776,364	14,444	1,610,747	55,980
Cost of service revenues	1,654,401	1,663,738	3,314,364	3,455,905
Cost of royalty revenues	610,881	699,404	1,330,106	1,986,739
Research and development	2,836,041	3,880,308	6,208,302	7,528,224
Selling and marketing	7,074,465	6,315,511	13,755,990	11,891,282
General and administrative	2,941,484	3,782,204	6,093,444	7,267,605
Total costs and expenses	20,938,824	20,325,860	42,259,239	40,459,552

Loss from operations	(1,268,965)	(4,060,615)	(3,589,577)	(6,038,577)

Interest income	85,989	88,691	174,992	202,072
Other (loss) income	(270,528)	29,476	(258,726)	39,318

Loss before income taxes	(1,453,504)	(3,942,448)	(3,673,311)	(5,797,187)

Provision for income taxes	18,143	56,473	90,121	95,726

Net loss	$(1,471,647)	$(3,998,921)	$(3,763,432)	$(5,892,913)

Net loss per share:
Basic	$(0.08)	$(0.21)	$(0.20)	$(0.32)
Diluted	$(0.08)	$(0.21)	$(0.20)	$(0.32)

Weighted average shares outstanding:
Basic	18,821,644	18,699,608	18,835,623	18,688,202
Diluted	18,821,644	18,699,608	18,835,623	18,688,202

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Consolidated Balance Sheets (Unaudited)

	June 30,	December 31,
	2012	2011
Assets
Current assets:
Cash, cash equivalents and short-term investments	$86,192,174	$87,817,176
Accounts receivable, net	10,478,984	9,853,682
Inventories	25,241,532	21,175,754
Other current assets	1,096,392	999,919
Total current assets	123,009,082	119,846,531

Marketable securities and other investments	12,484,167	21,268,777

Property and equipment, net	36,458,792	36,713,578

Other assets	440,135	232,594

Total assets	$172,392,176	$178,061,480

Liabilities and Stockholders' Equity

Current Liabilities:
Accounts payable	$2,831,664	$3,476,030
Accrued liabilities	9,951,349	12,437,921
Deferred revenue	4,010,724	4,423,980
Total current liabilities	16,793,737	20,337,931

Accrued income taxes	3,129,577	3,082,356

Total liabilities	$19,923,314	$23,420,287

Stockholders’ equity:
Preferred stock, $.01 par value-
Authorized - 1,500,000 shares
Issued - none	-	-
Common stock, $.01 par value-
Authorized - 45,000,000 shares
Issued and Outstanding - 19,590,244 and 19,542,677 and 19,573,244 and 19,573,244 shares, respectively	195,903	195,733
Additional paid-in capital	220,482,245	219,062,043
Accumulated other comprehensive loss	(93,120)	(263,849)
Accumulated deficit	(68,116,166)	(64,352,734)
Treasury stock, at cost – 47,567 and 0 shares, respectively	-	-
Total stockholders’ equity	$152,468,862	$154,641,193

Total liabilities and stockholders’ equity	$172,392,176	$178,061,480
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